Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Serina Therapeutics, Inc. of our report dated March 21, 2024, with respect to our audits of Serina Therapeutics (AL), Inc.’s (f/k/a Serina Therapeutics, Inc.) financial statements as of and for the years ended December 31, 2023 and 2022 appearing in the Company’s Current Report on Form 8-K dated April 1, 2024.

/s/ Frazier & Deeter, LLC

Tampa, Florida

August 23, 2024